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                                                                     Exhibit 1.1


                                TRUST AGREEMENT

                         KEMPER DEFINED FUNDS SERIES 45
                           GNMA PORTFOLIO, SERIES 6A

     This Trust Agreement dated as of July 7, 1995 between Kemper Unit Investment Trusts, a service of Kemper Securities, Inc., as Depositor, and Investors Fiduciary Trust Company, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Kemper Government Securities Trust, GNMA Portfolio, Series 30 (Foreign Investors Trust) and Subsequent Series of Foreign Investors Trust, Standard Terms and Conditions of Trust, Effective February 14, 1989" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument.


                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:


                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                    PART II

                     SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

            A. The Securities deposited in the Trust pursuant to Section 2.01 of this Trust Agreement are set forth in the Schedule hereto.

            B. The aggregate number of Units outstanding for GNMA Portfolio, Series 6A on July 7, 1995 is $24,673. The initial fractional undivided interest in and ownership of the Trusts represented by each Unit thereof shall be 1/24,673. Documents representing this number of Units for each Trust are being delivered by the Trustee to the Depositor pursuant to
     Section 2.03 of this Trust Agreement.
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            C.  The Percentage Ratio required to be set forth by Section 1.02 of this Trust Agreement is as follows:

                GNMA Portfolio, Series 6A - 100% of the aggregate principal amount of the Trust is comprised of 8% coupon Ginnie Maes maturing within a range of 2023 through 2025.

            D. Distribution Dates for each GNMA Portfolio Series shall be as set forth under "Essential Information" in the Prospectus.

            E. Record Dates for each GNMA Portfolio Series shall be as set forth under "Essential Information" in the Prospectus.

            F. The Discretionary Liquidation Amount for the Trust shall be forty per centum (40%) of the face value of the Securities deposited in the Trust pursuant to Section 2.01 of this Trust Agreement.

            G. The Mandatory Termination Date for the Trust shall be as set forth under "Essential Information" in the Prospectus.

            H. The Evaluator's compensation as referred to in Section 4.03 of this Trust Agreement shall be an annual fee of $0.175 per $1,000 principal amount of Securities in the Trust, payable monthly.

            I. The Trustee's Compensation Rate pursuant to Section 6.04 of this Trust Agreement shall be an annual fee computed as $1.369 per $1,000 Units payable monthly (including $0.919 of Trustees annual fee per $1000 principal amount of underlying Securities); however, in no event shall the Trustee receive compensation in any one year from the Trust of less than $2,000 for such annual compensation.

            J.  The Initial Date of Deposit for the Trust is July 7, 1995.

            K. The minimum principal amount of any Securities to be sold by the Trustee pursuant to Section 5.02(d) of this Trust Agreement for the redemption of Units shall be $25,000.

            L. The Depositor's surveillance fee referred to in Section 3.16 of this Trust Agreement shall be an annual fee of $0.35 per $1,000 principal amount of Securities for each Trust.

            M. Section 3.01 of the Standard Terms and Conditions of Trust shall be stricken and replaced in its entirety with the following:
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            "Section 3.01.  Initial Costs.  To the extent not borne by the
         Depositor the expenses incurred in establishing a Trust shall be borne by the Trust, including the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the Indenture, and other documents relating to a Trust, printing of Certificates, Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of a Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of prospectuses (including preliminary prospectuses), expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses. To the extent the funds in the Interest and Principal Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this Section 3.01, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Interest Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance in the manner provided in the related Prospectus; provided, however, that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to, full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust."

            N. Section 6.01(j) of the Standard Terms and Conditions of Trust shall be amended by deleting the first word of such Section and replacing it with the following:

            "Except as provided in Sections 3.01 and 3.05, and so"

            O. Section 11.02 of the Standard Terms and Conditions of Trust is hereby amended by deleting the first word of such Section and replacing it with the following:

            "Except as provided in Sections 3.01 and 3.05, the"

            P. The title of Section 3.08 of the Standard Terms and Conditions of Trust is hereby amended in its entirety to read as follows:

            "Section 3.08. Limited Replacement of Special Securities; Replacement Securities; Reinvestment of Principal."

            Q. Section 3.08 of the Standard Terms and Conditions of Trust is hereby amended by inserting the following paragraphs immediately following the last paragraph of such Section:
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            "With respect to any Trust designated as a Reinvestment Trust, from the Initial Date of Deposit until such time as the Depositor notifies the Trustee in writing that such action is impractical (the "Reinvestment Period"), the Trustee shall, as directed by the Depositor, enter into contracts (which the Depositor shall have approved as satisfactory in form and substance) to purchase obligations to be held as Securities hereunder as part of the Trust Fund (the "Reinvestment Securities") and shall pay for the same with the moneys held in the Principal Account representing the payment or prepayment of principal on the underlying Securities to the extent that such proceeds are not required for the purpose of redemption of Units or other charges to the Principal Account then pending. In giving such direction, the Depositor shall determine that the Reinvestment Securities to be acquired pursuant to such contract satisfy the conditions set forth above in clauses (a) through (d) and are substantially similar as to maturity and interest rates as the Securities upon which the principal used to purchase such Reinvestment Securities was received.

            The Trustee may purchase the Reinvestment Securities for deposit in the Trust Fund directly from market makers in such Securities or may retain the Depositor or other brokers to purchase the Reinvestment Securities and pay them usual and customary brokerage commissions for such transactions. Funds remaining in the Principal Account subsequent to a purchase of Reinvestment Securities will remain in such Account until such time as they can be invested into additional Reinvestment Securities. During the Reinvestment Period, amounts in the Principal Account which, the Depositor determines and so notifies the Trustee in writing or via facsimile, are (a) unable to be invested into Reinvestment Securities or (b) are required to be distributed for "regulated investment company" tax purposes shall be distributed on the next semi-annual distribution date, June 15 and December 15 of each year, to Unitholders of record on June 1 and December 1, respectively.

            At such time as the Depositor shall determine that the reinvestment of cash from the Principal Account into Reinvestment Securities shall no longer be practical, the Depositor shall notify the Trustee, in writing, that the Reinvestment Period is terminated. Upon termination of the Reinvestment Period, unreinvested amounts remaining in the Principal Account and amounts subsequently credited to the Principal Account shall be distributed in accordance with Section 3.05."

            R. For purposes of Section 3.08 of the Standard Terms and Conditions of Trust, GNMA Portfolio Series 6A is hereby designated as a Reinvestment Trust.
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            S.  The following shall be inserted immediately following the word
     "herein" in the seventh line of Section 3.05(II)(a) at the end of the parenthetical phrase:

            "or, with respect to a Reinvestment Trust, held for the purpose of reinvestment in Reinvestment Securities pursuant to Section 3.08"

            T. Article III of the Standard Terms and Conditions of Trust is hereby amended by inserting the following paragraph after Section 3.17:

            "Section 3.18. Deferred Sales Charge. If the Prospectus related to the Trust specifies a deferred sales charge, the Trustee shall, on the dates specified in and as permitted by such Prospectus, withdraw from the Principal Account, an amount per Unit specified in such Prospectus and credit such amount to a special non-Trust account designated by the Depositor out of which the deferred sales charge will be distributed to the Depositor (the "Deferred Sales Charge Account"). If the balance in the Principal Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Principal Account, and/or sell Securities and credit the proceeds thereof to the Deferred Sales Charge Account. Such direction shall, if the Trustee is directed to sell a Security, identify the Security to be sold and include instructions as to the execution of such sale. If a Unitholder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, withhold from the Redemption Price payable to such Unitholder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If pursuant to Section 5.02 hereof, the Depositor shall purchase a Unit tendered for redemption prior to the payment in full of the deferred sales charge due on the tendered Unit, the Depositor shall pay to the Unitholder the amount specified under Section 5.02 less the unpaid portion of the deferred sales charge. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of the Unitholders."
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     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed.



                                       KEMPER UNIT INVESTMENT TRUSTS,
                                         A service of Kemper Securities, Inc.
                                        Depositor



                                       By   Robert K. Burke
                                         ----------------------
                                             Attorney in Fact



                                       INVESTORS FIDUCIARY TRUST COMPANY
                                         Trustee


                                       By   Ron Puett
                                         -----------------------
                                             Operations Officer
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                          SCHEDULE TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED
                         KEMPER DEFINED FUNDS SERIES 45
                           GNMA PORTFOLIO, SERIES 6A


     (Note: Incorporated herein and made a part hereof for the Fund is the "Portfolio" for each Trust as set forth in the Prospectus.)